                                                                   EXHIBIT 99.02



              SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
       INDEX TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE QUARTER ENDED MARCH 31, 1997



                                                                            PAGE

         Supplemental Condensed Consolidated Financial Statements
                  (unaudited):

         Supplemental Condensed Consolidated Statements of Income -
                  Three months ended March 31, 1997 and 1996                 2

         Supplemental Condensed Consolidated Statements of Financial
                  Condition - March 31, 1997 and December 31, 1996           3

         Supplemental Condensed Consolidated Statements of Cash Flows -
                  Three months ended March 31, 1997 and 1996                 5

         Notes to Supplemental Condensed Consolidated Financial
                  Statements                                                 6

         Management's Discussion and Analysis of Financial Condition
                  and Results of Operations                                  9

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
            SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


         ------------------------------------------------------------------------------------------------------------------
         Dollars in millions
         Three Months Ended March 31,                                                                1997            1996
         ------------------------------------------------------------------------------------------------------------------
         Revenues:
            Commissions                                                                           $   716         $   704
            Investment banking                                                                        484             459
            Principal transactions                                                                    762             939
            Asset management and administration fees                                                  389             326
            Other                                                                                      28              29
         ------------------------------------------------------------------------------------------------------------------
         Total noninterest revenues                                                                 2,379           2,457
         ------------------------------------------------------------------------------------------------------------------
            Interest and dividends                                                                  2,491           2,487
            Interest expense                                                                        2,169           2,087
         ------------------------------------------------------------------------------------------------------------------
         Net interest and dividends                                                                   322             400
         ------------------------------------------------------------------------------------------------------------------
         Revenues, net of interest expense                                                          2,701           2,857
         ------------------------------------------------------------------------------------------------------------------
         Noninterest expenses:
            Compensation and benefits                                                               1,479           1,463
            Communications                                                                            121             116
            Occupancy and equipment                                                                   106             109
            Floor brokerage and other production                                                       86              74
            Advertising and market development                                                         62              55
            Professional services                                                                      41              42
            Other operating and administrative expenses                                               128             117
         ------------------------------------------------------------------------------------------------------------------
         Total noninterest expenses                                                                 2,023           1,976
         ------------------------------------------------------------------------------------------------------------------
         Income from continuing operations before income taxes                                        678             881
         Provision for income taxes                                                                   267             348
         ------------------------------------------------------------------------------------------------------------------
         Income from continuing operations                                                            411             533
         Loss from discontinued operations, net of tax                                                  -             (34)
         ------------------------------------------------------------------------------------------------------------------
         Net income                                                                               $   411         $   499
         ==================================================================================================================

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
      SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            March 31,                  December 31,
Dollars in millions                                                                           1997                         1996
-----------------------------------------------------------------------------------------------------------------------------------
Assets:
Cash and cash equivalents                                                                   $    1,571                   $  1,607
Cash segregated and on deposit for Federal and other regulations
    or deposited with clearing organizations                                                     1,455                      1,446

Collateralized short-term financing agreements:
   Securities purchased under agreements to resell                             87,709                       72,881
   Deposits paid for securities borrowed                                       24,945                       25,104
                                                                               ------                       ------

                                                                                               112,654                     97,985

Financial instruments and commodities owned and contractual commitments:
   Government and government agency securities - U.S.                          51,273                       51,980
   Government and government agency securities - non-U.S.                      38,659                       35,189
   Corporate debt securities                                                   16,462                       14,668
   Equity securities                                                            7,477                        7,396
   Contractual commitments                                                      6,923                        7,218
   Mortgage loans and collateralized mortgage securities                        4,740                        4,345
   Other financial instruments                                                  5,608                        4,777
   Physical commodities                                                         1,150                          995
                                                                               ------                       ------
                                                                                               132,292                    126,568
Receivables:
   Customers                                                                    9,939                        9,488
   Brokers, dealers and clearing organizations                                  1,998                        2,103
   Other                                                                        1,391                        1,760
                                                                               ------                       ------

                                                                                                13,328                     13,351

Assets securing collateralized mortgage obligations                                                378                        394

Property, equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $831 and
  $798, respectively                                                                               940                        959

Net realizable value of discontinued operations                                                    490                        490

Excess of purchase price over fair value of net assets acquired, net
  of accumulated amortization of $150 and $146, respectively                                       402                        405

Other assets                                                                                     3,194                      2,909
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                  $266,704                   $246,114
====================================================================================================================================

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
      SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                          March 31,                December 31,
Dollars in millions                                                                         1997                       1996
----------------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity:

Commercial paper and other short-term borrowings                                           $ 12,324                   $ 10,020


Collateralized short-term financing agreements:
   Securities sold under agreements to repurchase                             107,808                   97,269
   Deposits received for securities loaned                                      9,655                    5,525
                                                                              -------                  -------

                                                                                            117,463                    102,794
Financial instruments and commodities sold, not yet purchased, and contractual commitments:
   Government and government agency securities - U.S.                          47,606                   41,864
   Government and government agency securities - non-U.S.                      29,097                   31,699
   Contractual commitments                                                      9,775                    9,984
   Equity securities                                                            6,417                    6,142
   Corporate debt securities                                                    2,504                    2,343
                                                                              -------                  -------
                                                                                             95,399                     92,032
Payables and accrued liabilities:
   Customers                                                                    7,083                    8,160
   Brokers, dealers and clearing organizations                                  2,074                    1,859
   Other                                                                        6,355                    6,737
                                                                              -------                  -------
                                                                                             15,512                     16,756
Collateralized mortgage obligations                                                             368                        384
Term debt                                                                                    17,004                     15,748
                                                                                            -------                    -------
Total liabilities                                                                           258,070                    237,734

Redeemable preferred stock, Series A                                                            420                        420
Guaranteed preferred beneficial interests in Company
   subordinated debt securities                                                                 345                        345

Stockholder's equity:
   Preferred stock, Series D and E                                                450                      450
   Common stock (par value $.01 per share 1,000 shares
      authorized; 1,000 shares issued and outstanding)                              -                        -
   Additional paid-in capital                                                   2,399                    2,399
   Retained earnings                                                            6,691                    6,433
   Cumulative translation adjustments                                               3                       10
   Treasury stock                                                              (1,674)                  (1,677)
                                                                              -------                  -------
Total stockholder's equity                                                                    7,869                      7,615

----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                                 $266,704                   $246,114
==================================================================================================================================

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------------------
  Dollars in millions
  Three Months Ended March 31,                                                          1997          1996
------------------------------------------------------------------------------------------------------------
  Cash flows from operating activities:
  Net income adjusted for noncash items -
   Net income                                                                        $    411       $    499
   Depreciation and amortization                                                           75             90
------------------------------------------------------------------------------------------------------------
   Cash items included in net income                                                      486            589
------------------------------------------------------------------------------------------------------------
  (Increase) decrease in operating assets -
   Cash segregated and on deposit for Federal and other regulations or
     deposited with clearing organizations                                                 (9)            66
   Collateralized short-term financing agreements                                     (14,669)        (5,095)
   Financial instruments and commodities owned and contractual commitments             (5,724)         7,070
   Receivables                                                                            (80)        (2,851)
   Other assets                                                                          (469)            32
------------------------------------------------------------------------------------------------------------
   Increase in operating assets                                                       (20,951)          (778)
------------------------------------------------------------------------------------------------------------
  Increase (decrease) in operating liabilities -
   Collateralized short-term financing agreements                                      14,669        (14,275)
   Financial instruments and commodities sold, not yet purchased, and contractual
     commitments                                                                        3,367         17,852
   Payables and accrued liabilities                                                    (1,262)        (1,060)
------------------------------------------------------------------------------------------------------------
   Increase in operating liabilities                                                   16,774          2,517
------------------------------------------------------------------------------------------------------------
  Cash provided by (used in) operating activities                                      (3,691)         2,328
------------------------------------------------------------------------------------------------------------
  Cash flows from financing activities:
   Increase (decrease) in commercial paper and other short-term
      borrowings                                                                        2,304         (2,318)
   Proceeds from issuance of term debt                                                  2,511          1,521
   Term debt maturities and repurchases                                                  (980)        (1,132)
   Collateralized mortgage obligations                                                    (17)          (134)
   Dividends paid                                                                        (134)          (219)
   Issuance of preferred stock                                                             --            250
   Other capital transactions                                                              (2)            --
------------------------------------------------------------------------------------------------------------
  Cash provided by (used in) financing activities                                       3,682         (2,032)
------------------------------------------------------------------------------------------------------------
  Cash flows from investing activities:
   Assets securing collateralized mortgage obligations                                     17            128
   Property, equipment and leasehold improvements                                         (37)           (53)
   Other                                                                                   (7)           (53)
------------------------------------------------------------------------------------------------------------
  Cash provided by (used in) investing activities                                         (27)            22
------------------------------------------------------------------------------------------------------------
  Increase (decrease) in cash and cash equivalents                                        (36)           318
  Cash and cash equivalents at January 1,                                               1,607          1,962
------------------------------------------------------------------------------------------------------------
  Cash and cash equivalents at March 31,                                             $  1,571       $  2,280
============================================================================================================

Interest paid did not differ materially from the amount of interest expense recorded for financial statement purposes. The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.      The Merger

        See Note 1 of Notes to supplemental consolidated financial statements as of December 31, 1996 and for the three years then ended included herewith as Exhibit 99.01.

        As a result of the Merger, the Company expects to record an after-tax restructuring charge of between $400 million and $500 million primarily for severance and costs related to excess or unused office space and other facilities.

2.      Summary of Significant Accounting Policies

        Basis of Presentation

        The supplemental condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, which requires the use of management's best judgment and estimates. Estimates, including the fair value of financial instruments, commodities and contractual commitments, may vary from actual results.

        The supplemental condensed consolidated financial statements reflect the combination of the accounts of the Company including Salomon and Smith Barney. All material intercompany balances and transactions have been eliminated. These interim supplemental condensed consolidated financial statements are unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been reflected.

        Certain financial information that is normally included in financial statements prepared in accordance with generally accepted accounting principles, but is not required for interim reporting purposes, has been condensed or omitted.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

3.       Capital Requirements

         Certain U.S. and non-U.S. subsidiaries are subject to securities and commodities regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. Capital requirements related to the Company's principal regulated subsidiaries are as follows:

                                                                                                  NET          EXCESS OVER
(DOLLARS IN MILLIONS)                                                                             CAPITAL OR   MINIMUM
SUBSIDIARY                                                       JURISDICTION                     EQUIVALENT   REQUIREMENTS

----------------------------------------- ----------------------------------------------------    -----------  --------------
Salomon Brothers Inc                      U.S. Securities and Exchange Commission                    $1,029        $978
                                          Uniform Net Capital Rule (Rule 15c3-1)

Smith Barney Inc.                         U.S. Securities and Exchange Commission                    $1,065        $910
                                          Uniform Net Capital Rule (Rule 15c3-1)

Salomon Brothers International Limited    United Kingdom's Securities and Futures Authority          $3,634        $583

Salomon Brothers Asia Limited             Japan's Ministry of Finance                                $  762        $372

Salomon Brothers AG                       Germany's Banking Supervisory Authority                    $  412        $  7

The Robinson-Humphrey Company, Inc.       U.S. Securities and Exchange Commission                    $   75        $ 74
                                          Uniform Net Capital Rule (Rule 15c3-1)

Smith Barney Europe, Ltd.                 United Kingdom's Securities and Futures Authority          $  127        $105



  In addition, in order to maintain its triple-A rating, Salomon Swapco Inc ("Swapco") must maintain minimum levels of capital in accordance with agreements with its rating agencies. At March 31, 1997, Swapco was in compliance with all such agreements. Swapco's capital requirements are dynamic, varying with the size and concentration of its counterparty receivables.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

4.       Contractual Commitments

         A summary of the Company's contractual commitments as of March 31, 1997 and December 31, 1996 is as follows:

                                                                                MARCH 31, 1997
                                                                    --------------------------------------
                                                                                     Current Market or
                                                                                        Fair Value
                                                                     Notional    -------------------------
Dollars in billions                                                  Amounts        Assets     Liabilities
----------------------------------------------------------------------------------------------------------
Exchange-issued products:
   Futures contracts (a)                                            $    641.5      $   --      $ --

   Other exchange-issued products:
     Equity contracts                                                     13.6            .1        .3
     Fixed income contracts                                              131.2          --        --
     Foreign exchange contracts                                             .2          --        --
     Physical commodities contracts                                        3.9          --        --
---------------------------------------------------------------------------------------------------------
Total exchange-issued products                                           790.4            .1        .3
---------------------------------------------------------------------------------------------------------

Over-the-counter ("OTC") swaps, swap options, caps and floors:
   Swaps                                                                 927.1
   Swap options written                                                   17.0
   Swap options purchased                                                 28.6
   Caps and floors                                                       123.9
---------------------------------------------------------------------------------------------------------
Total OTC swaps, swap options, caps and floors (b)                     1,096.6           3.6       5.8
---------------------------------------------------------------------------------------------------------
OTC foreign exchange contracts and options:
   Forward currency contracts (b)                                        120.7            .8        .6
   Options written                                                        48.6          --          .6
   Options purchased                                                      47.9            .7      --
---------------------------------------------------------------------------------------------------------
Total OTC foreign exchange contracts and options                         217.2           1.5       1.2
---------------------------------------------------------------------------------------------------------
Other options and contractual commitments:
   Options and warrants on equities and equity                            52.3           1.2       2.0
   indices
   Options and forward contracts on fixed-income                         284.6            .3        .3
   securities
   Physical commodities contracts                                         21.6            .2        .2
---------------------------------------------------------------------------------------------------------
Total contractual commitments                                       $  2,462.7      $    6.9    $  9.8
=========================================================================================================

                                                                              DECEMBER 31, 1996
                                                                      ------------------------------------
                                                                                      Current Market or
                                                                                          Fair Value
                                                                      Notional       ---------------------
Dollars in billions                                                   Amounts        Assets    Liabilities
----------------------------------------------------------------------------------------------------------
Exchange-issued products:
 Futures contracts (a)                                              $    530.9          $         $  --

   Other exchange-issued products:
     Equity contracts                                                     13.1              .1         .2
     Fixed income contracts                                               61.2            --         --
     Foreign exchange contracts                                           --              --         --
     Physical commodities contracts                                        5.0            --         --
------------------------------------------------------------------------------------------------------------
Total exchange-issued products                                           610.2              .1         .2
------------------------------------------------------------------------------------------------------------
Over-the-counter ("OTC") swaps, swap options, caps and floors:
   Swaps                                                                 858.3
   Swap options written                                                   10.8
   Swap options purchased                                                 24.1
   Caps and floors                                                       117.1
------------------------------------------------------------------------------------------------------------
Total OTC swaps, swap options, caps and floors (b)                     1,010.3             4.2        6.6
------------------------------------------------------------------------------------------------------------
OTC foreign exchange contracts and options:
   Forward currency contracts (b)                                         96.3              .7         .6
   Options written                                                        37.1            --           .3
   Options purchased                                                      38.7              .5       --
------------------------------------------------------------------------------------------------------------
Total OTC foreign exchange contracts and options                         172.1             1.2         .9
------------------------------------------------------------------------------------------------------------
Other options and contractual commitments:
   Options and warrants on equities and equity                            45.8             1.1        1.8
   indices
   Options and forward contracts on fixed-income                         202.8              .3         .2
   securities
   Physical commodities contracts                                         22.6              .3         .3
------------------------------------------------------------------------------------------------------------
Total contractual commitments                                       $  2,063.8          $  7.2    $  10.0
============================================================================================================


 (a) Margin on futures contracts is included in receivable/payables to brokers, dealers and clearing organizations on the supplemental condensed consolidated statements of financial condition.
 (b) Includes notional values of swap agreements and forward currency contracts for non-trading activities (primarily related to the Company's fixed-rate long-term debt, TRUPS and preferred stock) of $17.4 billion and $1.9 billion at March 31, 1997 and $16.0 billion and $2.0 million at December 31, 1996, respectively.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

THE MERGER

On November 28, 1997, a newly formed wholly-owned subsidiary of Travelers Group Inc. was merged into Salomon Inc ("Salomon"). Pursuant to the merger agreement, Salomon common stockholders received 1.695 shares of Travelers Group Inc. common stock for each share of Salomon common stock after giving effect to the three-for-two stock split declared by the Board of Directors of Travelers Group Inc. and paid on November 19, 1997; each share of preferred stock of Salomon was exchanged for a share of a substantially identical series of preferred stock of Travelers Group Inc.; and Salomon became a wholly-owned subsidiary of Travelers Group Inc. Following this merger, Salomon and Smith Barney Holdings Inc. ("Smith Barney") were merged (the "Merger") to form Salomon Smith Barney Holdings Inc. (collectively, with its subsidiaries the "Company"). The transaction is a tax free exchange. The supplemental condensed consolidated financial statements give retroactive effect to the Merger in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney had always been combined. Certain reclassifications have been made to conform the accounting policies of Salomon and Smith Barney.

As a result of the Merger, the Company expects to record an after-tax restructuring charge of between $400 million and $500 million primarily for severance and costs related to excess or unused office space and other facilities.

RESULTS OF OPERATIONS

The Company reported net income from continuing operations of $411 million for the three months ended March 31, 1997 (the "1997 Quarter"), a decline of 23% from the $533 million reported for the three months ended March 31, 1996 (the "1996 Quarter"). Revenues, net of interest expense, declined 5% to $2,701 million in the 1997 Quarter compared to $2,857 million in the 1996 Quarter.

Commission revenues increased 2% to $716 million in the 1997 Quarter compared to $704 million in the 1996 Quarter. This increase is a result of strong activity in listed and over-the-counter securities, offset by declines in listed option and mutual fund commissions.

Global investment banking revenues increased 5% to $484 million in the 1997 Quarter compared to $459 million in the 1996 Quarter. This increase was primarily the result of strong debt underwriting.

Principal transaction revenues decreased 19% to $762 million in the 1997 Quarter from $939 million in the 1996 Quarter. This is a result of a decline in fixed income proprietary trading revenues and physical commodities trading revenues, partially offset by an increase in equity customer and proprietary trading revenues.

Asset management and administration fees increased 19% to $389 million in the 1997 Quarter compared to $326 million in the 1996 Quarter. This reflects broad growth in all recurring fee-based products. At March 31, 1997, internally managed assets were $136.3 billion and total fee-based assets under management were $183.3 billion compared to $117.1 billion and $154.7 billion, respectively, at March 31, 1996.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


Total assets under fee-based management were composed of the following:

                                                                 As of March 31,
                                                              --------------------
(in billions)                                                  1997         1996
----------------                                             -------       -------
Money market funds                                           $ 43.4        $ 39.2
Mutual funds                                                    42.7          38.2
Managed accounts                                                41.3          33.2
Financial Consultant managed accounts                            8.9           6.5
                                                             -------       -------

  Total internally managed assets                              136.3         117.1
                                                             -------       -------

Consulting Group externally managed assets                      47.0          37.6
                                                             -------       -------

  Total fee-based assets under management                    $ 183.3       $ 154.7
                                                             =======       =======

Net interest and dividends decreased 20% to $322 million for the 1997 Quarter from $400 million in the 1996 Quarter due to a lower level of net interest earning assets.

Total expenses, excluding interest, increased 2% to $2,023 million in the 1997 Quarter from $1,976 million in the 1996 Quarter. Compensation and benefits expense, as a percentage of net revenues, for the 1997 Quarter was 55% compared to 51% in the 1996 Quarter and non-compensation expense as a percentage of net revenues was 20% in the 1997 Quarter compared to 18% in the 1996 Quarter. The Company continues to maintain its focus on controlling fixed expenses.

LIQUIDITY AND CAPITAL RESOURCES

The Company's total assets were $267 billion at March 31, 1997, up from $246 billion at December 31, 1996. Due to the nature of the Company's trading activities, including its matched book activities, it is not uncommon for the Company's asset levels to fluctuate from period to period. The Company's balance sheet is highly liquid, with the vast majority of its assets consisting of marketable securities and collateralized short-term financing agreements arising from securities transactions. The highly liquid nature of these assets provides the Company with flexibility in financing and managing its business. The Company monitors and evaluates the adequacy of its capital and borrowing base on a daily basis in order to allow for flexibility in its funding, to maintain liquidity, and to ensure that its capital base supports the regulatory capital requirements of its subsidiaries.

Smith Barney and Phibro have committed uncollateralized revolving lines of credit totaling $1.5 billion and $500 million, respectively. Smith Barney may borrow under its revolving credit facility at various interest rate options (LIBOR, CD or base rate) and compensates the bank for the facility through commitment fees. In addition, Salomon Brothers Inc has a $2.1 billion committed secured standby bank credit facility for financing securities positions which enables it to borrow on a secured basis using a variety of financial instruments as collateral and Salomon Brothers International Limited has a committed securities repurchase facility in the amount of $1 billion. At March 31, 1997, there were no outstanding borrowings under these facilities. The Company also has substantial borrowing arrangements consisting of facilities that the Company has been advised are available, but where no contractual lending obligation exists. These arrangements are reviewed on an ongoing basis to ensure flexibility in meeting the Company's short-term requirements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Unsecured term debt is a significant component of the Company's long-term capital. Term debt totaled $17.0 billion at March 31, 1997, compared with $15.7 billion at December 31, 1996.

The Company's borrowing relationships are with a broad range of banks, financial institutions and other firms from which it draws funds. The volume of the Company's borrowings generally fluctuates in response to changes in the level of the Company's securities inventories, customer balances, the amount of reverse repurchase transactions outstanding (i.e., purchases of securities under agreements to resell the same security) and securities borrowed transactions. As the Company's activities increase, borrowings generally increase to fund the additional activities. Availability of financing to the Company can vary depending upon market conditions, credit ratings, and the overall availability of credit to the securities industry. The Company seeks to expand and diversify its funding mix as well as its creditor sources. Concentration levels for these sources, particularly for short-term lenders, are closely monitored both in terms of single investor limits and daily maturities.

The Company monitors liquidity by tracking asset levels, collateral and funding availability to maintain flexibility to meet its financial commitments. As a policy, the Company attempts to maintain sufficient capital and funding sources in order to have the capacity to finance itself on a fully collateralized basis in the event that the Company's access to unsecured financing was impaired. The Company's liquidity management process includes a contingency funding plan designed to ensure adequate liquidity even if access to unsecured funding sources is severely restricted or unavailable. This plan is reviewed periodically to keep the funding options current and in line with market conditions. The management of this plan includes an analysis which is utilized to determine the Company's ability to withstand varying levels of stress, which could impact its liquidation horizons and required margins. In addition, the Company monitors its leverage and capital ratios on a daily basis. Net assets (total assets less securities purchased under agreements to resell) to equity (including redeemable preferred stock and TRUPS) ratio at March 31, 1997 and December 31, 1996 was 20.7x.